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EXHIBIT 10.2

                                 PROMISSORY NOTE


$500,000.00                                              Date:  November 7, 2005

For value received the undersigned SUPERIOR GALLERIES, INC. (the "Promisor") promises to pay to the order of KEVIN LIPTON RARE COINS, INC. (the "Payee"),

At Beverly Hills, California or such other place as the Payee may designate in writing, the sum of $ 500,000.00 with interest from November 7, 2005, on the unpaid principal at the rate of 12.00% percent annually.

The unpaid principal shall be payable on December 7, 2005. Interest for 30 days shall be paid in advance. All payments on this Note shall be applied first in payment of any accrued interest and any remainder in payment of principal.

This Note shall be secured by specific coins "Coin Collateral" from Superior's rare coin inventory as listed in Exhibit A. The Coin Collateral may be held by the Payee or another third party designated by the Payee.

If any one or more of the provisions of this Note is determined to be unenforceable, in whole or in part, or any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Promisor waives presentment for payment, protest and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights for the Payee under this Note are cumulative and may be excised concurrently or consecutively at the Payee's option.

This note shall be construed in accordance with the laws of the State of California.

Signed this 7th day of November 7, 2005 at Beverly Hills, California.


By:      /s/ Paul Biberkraut
     ----------------------------------
         Paul Biberkraut,
         Chief Financial Officer



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